EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form  S-3 of our report  dated December 18, 2015  relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Agilent Technologies Inc.’s Annual Report on Form 10-K for the year ended October 31, 2015.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, CA
February 12, 2016